UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2006

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.                                          Results of Operations and Financial Condition

The Company held an earnings conference call on Monday, November 6, 2006 at 2:00 p.m. (East Coast time). Due to technical difficulties, only a portion of the conference call was web cast live. A replay and transcript of this conference call is now available on our website at http://www.aswater.com. An audio replay can be accessed by clicking on “Investors” and then clicking on “Web Cast” which will bring up the Events page. Click on “Click here for webcast” for the web cast replay. If you have pop-up blocker software, hold down the “Ctrl” key and click on the “Click here for webcast” link for the web cast replay. The transcript can be viewed by clicking on “Investors” from the home page and then clicking on “Q3 2006 American States Water Earnings Conference Call Transcript”. The replay and transcript will remain on the web site until Monday, November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: November 6, 2006	/s/ Robert J. Sprowls
Robert J. Sprowls Sr. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary